Registration No. 811-10401

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Trust for Professional Managers
(Name of Registrant As Specified In Its Charter)

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AURORA HORIZONS FUND
A SERIES OF TRUST FOR PROFESSIONAL MANAGERS
615 EAST MICHIGAN STREET
MILWAUKEE, WI 53202

____________________________
INFORMATION STATEMENT

NOTICE OF APPOINTMENT OF NEW SUB-ADVISERS

This Information Statement is being mailed on or about June 3, 2015 to shareholders of record as of March 31, 2015 (the “Record Date”).  The Information Statement is being provided to shareholders of the Aurora Horizons Fund (the “Fund”), a series of Trust for Professional Managers (the “Trust”), a Delaware statutory trust with principal offices located at 615 East Michigan Street, Milwaukee, WI 53202, in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund, the Trust and the investment adviser to the Fund, Aurora Investment Management L.L.C. (the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of May 8, 2013.  The exemptive order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board of Trustees” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, provided that an Information Statement is sent to shareholders of the Fund.  The Board of Trustees reviews the Fund’s sub-advisory agreements annually.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
THIS INFORMATION STATEMENT
This Information Statement is available at www.aurorahorizons.com.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with preparing and distributing this Information Statement.  One Notice of Internet Availability of this Information Statement may be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from a shareholder.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY VISITING THE FUND’S WEBSITE AT WWW.AURORAHORIZONS.COM, BY WRITING TO THE AURORA HORIZONS FUND, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201, OR BY CALLING (TOLL-FREE) 1-800-443-2862.

THE ADVISER AND ITS ADVISORY AGREEMENT

Pursuant to an Investment Advisory Agreement dated February 21, 2013 (the “Advisory Agreement”), between the Trust, on behalf of the Fund, and the Adviser, a Delaware limited liability company headquartered at 300 North LaSalle Street, 52nd Floor, Chicago, Illinois 60654, the Adviser serves as the investment adviser to the Fund.  The Advisory Agreement was last submitted for approval by the shareholders of the Fund on March 27, 2013.  The Advisory Agreement continues in effect for an initial period of two years, and subsequently from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Fund’s outstanding voting securities, and by the vote of a majority of trustees of the Trust who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.  The Advisory Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to the Adviser; and (ii) by the Adviser upon 60 days’ written notice to the Fund.  The Advisory Agreement provides that it will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

The Advisory Agreement provides that the Adviser, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under the Advisory Agreement, will not be subject to liability to the Trust or the Fund or any shareholder of the Fund for any act or omission in the course of, or in connection with, rendering services under the Advisory Agreement or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.  Further, the Adviser indemnifies the Trust and the Fund, and their respective shareholders, directors, officers, and employees, against any costs, expense, claim, loss, liability, judgment, fine, settlement or damage (including reasonable legal and other expenses) (“Losses”) arising out of any claim, demands, actions, suits or proceedings asserted or threatened to be asserted by any third party (“Proceedings”) in so far as such Loss arises out of or is based upon the willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties of the Adviser in the performance of its duties under the Advisory Agreement.  In addition, the Trust and the Fund indemnify the Adviser, and its officers, directors, partners, agents, employees, controlling persons, shareholders and affiliated persons, against any and all Losses from any Proceeding arising from the Adviser’s providing services under the Advisory Agreement.

The Fund compensates the Adviser for its services at the annual rate of 2.00% of its average daily net assets.  From the Fund’s management fees, the Adviser pays each of the Fund’s sub-advisers a sub-advisory fee.  The Adviser currently utilizes eleven sub-advisers.  Not all of the sub-advisers may be actively managing assets for the Fund at all times.  Under the Advisory Agreement, the Adviser monitors the performance of the sub-advisers on an ongoing basis.  Factors the Adviser considers with respect to each sub-adviser include, among others:

•	the sub-adviser’s performance during various time periods and market cycles;
•	the sub-adviser’s reputation, experience, investment philosophy and policies; and
•	the sub-adviser’s training of its principals and key personnel.

Each sub-adviser serves pursuant to a separate sub-advisory agreement between the Adviser and the sub-adviser under which the sub-adviser manages a portion of the Fund’s investment portfolio allocated to it by the Adviser, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENTS

At a meeting of the Board of Trustees held on January 22, 2015 (the “January 2015 Meeting”), the Board of Trustees, including a majority of the trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”), reviewed the various factors relevant to its consideration of the investment sub-advisory agreement between the Adviser and Feingold O’Keeffe Capital, L.L.C. d/b/a/ FOC Partners (“FOC Partners”) (the “FOC Partners Sub-Advisory Agreement”) and the Board of Trustees’ legal responsibilities related to such consideration.  At a meeting of the Board of Trustees held on March 16, 2015 (the “March 2015 Meeting”), the Board of Trustees, including a majority of the Independent Trustees, reviewed the various factors relevant to its consideration of the investment sub-advisory agreement between the Adviser and Pine River Capital Management L.P. (“Pine River”) (the “Pine River Sub-Advisory Agreement”, and together with the FOC Partners Sub-Advisory Agreement, the “Sub-Advisory Agreements”) and the Board of Trustees’ legal responsibilities related to such consideration.  After analysis and discussions of the factors identified below, the Board of Trustees, including a majority of the Independent Trustees, approved the Sub-Advisory Agreements, each for an initial two-year term.

CONSIDERATION OF THE FOC PARTNERS SUB-ADVISORY AGREEMENT

Nature, Extent and Quality of Services Provided by FOC Partners to the Fund:  The Trustees considered the nature, extent and quality of services to be provided by FOC Partners to the Fund.  The Trustees considered FOC Partners’ specific responsibilities in all aspects of day-to-day management of a portion of the Fund’s assets, as well as the qualifications, experience and responsibilities of the portfolio managers for the segment of the Fund’s assets managed by FOC Partners, and other key personnel at FOC Partners.  The Trustees concluded that FOC Partners had sufficient quality and depth of personnel, resources, investment methods and compliance policies and procedures essential to performing its duties under the FOC Partners Sub-Advisory Agreement and that the nature, overall quality and extent of the management services to be provided to the Fund were satisfactory and reliable.

Investment Performance of FOC Partners:  In assessing the portfolio management services to be provided by FOC Partners, the Trustees considered the qualifications, background and experience of the portfolio managers and the performance of a private fund managed by FOC Partners using a similar strategy to that which would be applied to FOC Partners’ segment of the Fund.  The Trustees concluded that the Fund and its shareholders were likely to benefit from FOC Partners’ management.

Costs of Services Provided and Profitability to be Realized:  The Trustees reviewed and considered the sub-advisory fees payable by the Adviser to FOC Partners under the FOC Partners Sub-Advisory Agreement.  Since FOC Partners’ sub-advisory fees would be paid by the Adviser, the overall advisory fee paid by the Fund would not be directly affected by FOC Partners’ sub-advisory fee.  Consequently, the Trustees did not consider the costs of services to be provided by FOC Partners or its profitability from its relationship with the Fund because the Trustees did not consider these factors as relevant.  Based on all these factors, the Trustees concluded that the sub-advisory fees to be paid to FOC Partners by the Adviser were reasonable in light of the services to be provided under the FOC Partners Sub-Advisory Agreement.

Extent of Economies of Scale to be Realized:  Since the sub-advisory fees payable to FOC Partners would not be paid by the Fund, the Trustees did not consider whether the sub-advisory fees should reflect any potential economies of scale that might be realized as the Fund’s assets increase.

Benefits Derived from the Relationship with the Fund:  The Trustees considered the direct and indirect benefits that could be received by FOC Partners from its association with the Fund.  The Trustees concluded that the benefits that FOC Partners may receive appear to be reasonable, and in many cases benefit the Fund.

Conclusions:  The recommendation to hire FOC Partners was made by the Adviser in the ordinary course of its ongoing evaluation of its sub-advisers.  Importantly, the recommendation to hire FOC Partners to manage a portion of the Fund’s assets was based on an evaluation of the qualifications of FOC Partners’ investment personnel, investment philosophy and process and long-term performance results, among other factors, including the Adviser’s analysis that FOC Partners’ investment strategy is complementary to the investment strategies of the Fund’s other sub-advisers.

The Trustees considered all of the foregoing factors.  In considering the FOC Partners Sub-Advisory Agreement, the Trustees did not identify any one factor as all-important, but rather considered all of these factors collectively in light of the Fund’s surrounding circumstances.  Based on this review, the Trustees, including a majority of the Independent Trustees, approved the FOC Partners Sub-Advisory Agreement, including the sub-advisory fees, as being in the best interests of the Fund and its shareholders.

CONSIDERATION OF THE PINE RIVER SUB-ADVISORY AGREEMENT

Nature, Extent and Quality of Services Provided by Pine River to the Fund:  The Trustees considered the nature, extent and quality of services to be provided by Pine River to the Fund.  The Trustees considered Pine River’s specific responsibilities in all aspects of day-to-day management of a portion of the Fund’s assets, as well as the qualifications, experience and responsibilities of the portfolio managers for the segment of the Fund’s assets managed by Pine River, and other key personnel at Pine River.  The Trustees concluded that Pine River had sufficient quality and depth of personnel, resources, investment methods and compliance policies and procedures essential to performing its duties under the Pine River Sub-Advisory Agreement and that the nature, overall quality and extent of the management services to be provided to the Fund were satisfactory and reliable.

Investment Performance of Pine River:  In assessing the portfolio management services to be provided by Pine River, the Trustees considered the qualifications, background and experience of the portfolio managers and the simulated performance of an investment strategy managed by Pine River using a similar strategy to that which would be applied to Pine River’s segment of the Fund, which omitted positions that would not qualify under the investment guidelines for such strategy.  The Trustees concluded that the Fund and its shareholders were likely to benefit from Pine River’s management.

Costs of Services Provided and Profitability to be Realized:  The Trustees reviewed and considered the sub-advisory fees payable by the Adviser to Pine River under the Pine River Sub-Advisory Agreement.  Since Pine River’s sub-advisory fees would be paid by the Adviser, the overall advisory fee paid by the Fund would not be directly affected by Pine River’s sub-advisory fee.  Consequently, the Trustees did not consider the costs of services to be provided by Pine River or its profitability from its relationship with the Fund because the Trustees did not consider these factors as relevant.  Based on all these factors, the Trustees concluded that the sub-advisory fees to be paid to Pine River by the Adviser were reasonable in light of the services to be provided under the Pine River Sub-Advisory Agreement.

Extent of Economies of Scale to be Realized:  Since the sub-advisory fees payable to Pine River would not be paid by the Fund, the Trustees did not consider whether the sub-advisory fees should reflect any potential economies of scale that might be realized as the Fund’s assets increase.

Benefits Derived from the Relationship with the Fund:  The Trustees considered the direct and indirect benefits that could be received by Pine River from its association with the Fund.  The Trustees concluded that the benefits that Pine River may receive appear to be reasonable, and in many cases benefit the Fund.

Conclusions:  The recommendation to hire Pine River was made by the Adviser in the ordinary course of its ongoing evaluation of its sub-advisers.  Importantly, the recommendation to hire Pine River to manage a portion of the Fund’s assets was based on an evaluation of the qualifications of Pine River’s investment personnel, investment philosophy and process and long-term performance results, among other factors, including the Adviser’s analysis that Pine River’s investment strategy is complementary to the investment strategy of the Fund’s other sub-advisers.

The Trustees considered all of the foregoing factors.  In considering the Pine River Sub-Advisory Agreement, the Trustees did not identify any one factor as all-important, but rather considered all of these factors collectively in light of the Fund’s surrounding circumstances.  Based on this review, the Trustees, including a majority of the Independent Trustees, approved the Pine River Sub-Advisory Agreement, including the sub-advisory fees, as being in the best interests of the Fund and its shareholders.

INFORMATION REGARDING THE SUB-ADVISORY AGREEMENTS

The sub-advisory fees each sub-adviser receives for its services to the Fund are paid from the Adviser’s management fees.  For the fiscal year ended February 28, 2015, for its services under the investment advisory agreement with the Trust, the Adviser received a management fee of 2.00% of the average net assets of the Fund, computed daily and payable monthly.  The Adviser has contractually committed to waive its management fees and/or reimburse expenses of the Fund to ensure that Total Annual Fund Operating Expenses (exclusive of any front-end or contingent deferred loads, taxes, leverage, interest, brokerage commissions, expenses incurred in connection with any merger or reorganization, dividends or interest expenses on short positions, acquired fund fees and expenses or extraordinary expenses such as litigation) do not exceed 2.58%, 3.33% and 2.33% of the Fund’s average annual net assets for Class A shares, Class C shares and Class Y shares, respectively, through at least March 27, 2016.

For the fiscal year ended February 28, 2015, the Fund paid the Adviser $3,725,313 (net of fee waivers).  The fees paid to sub-advisers are individually negotiated between the Adviser and each sub-adviser and may vary.  The aggregate sub-advisory fees paid by the Adviser to the Fund’s sub-advisers for the fiscal year ended February 28, 2015, were $1,549,223 or 0.79% of net assets.

The FOC Partners Sub-Advisory Agreement was approved by the Board of Trustees at the January 2015 Meeting, for an initial term of two years.  The Pine River Sub-Advisory Agreement was approved by the Board of Trustees at the March 2015 Meeting, for an initial term of two years.  Thereafter, continuance of the Sub-Advisory Agreements will require annual approval by the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and by the vote of a majority of the Trustees who are not parties to the Sub-Advisory Agreements or interested persons of any such party.  The FOC Partners Sub-Advisory Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees, by the Adviser or by the vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to FOC Partners, and (ii) by FOC Partners upon 60 days’ written notice to the Fund and the Adviser.  The Pine River Sub-Advisory Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees, by the Adviser or by the vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to Pine River, and (ii) by Pine River upon 60 days’ written notice to the Fund and the Adviser.  Each Sub-Advisory Agreement provides that it will terminate automatically in the event of its “assignment” within the meaning of the 1940 Act, except as otherwise provided by applicable law or the exemptive order.

The terms of each Sub-Advisory Agreement are substantially similar to the sub-advisory agreements between the Adviser and the other sub-advisers of the Fund.  Each Sub-Advisory Agreement provides that the relevant sub-adviser, among other duties, will make all investment decisions for the respective portions of the Fund’s assets allocated to it as described in the Fund’s prospectus.  FOC Partners and Pine River, subject to the supervision of the Board of Trustees and the Adviser, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of each respective portion of the Fund’s assets allocated to it.  FOC Partners and Pine River also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Fund’s assets.

The Sub-Advisory Agreements each provide that the Adviser will compensate FOC Partners and Pine River on the basis of current net assets of that portion of the Fund’s portfolio allocated to FOC Partners and Pine River, respectively.  The Adviser compensates FOC Partners and Pine River from the management fees that it receives from the Fund.  FOC Partners and Pine River generally will each pay all expenses it incurs in connection with its activities under the respective Sub-Advisory Agreement, other than the costs of the Fund’s portfolio securities and other investments.

INFORMATION ABOUT FEINGOLD O’KEEFFE CAPITAL, L.L.C. D/B/A/ FOC PARTNERS

FOC Partners is a registered investment adviser founded in 2001 and located at 699 Boylston St, 10th Floor, Boston, Massachusetts 02116.  FOC Partners provides discretionary advisory services based on the specific investment objectives, guidelines and strategies set forth in the respective offering circulars and advisory agreements for each client, and as of December 31, 2014, managed approximately $2.48 billion in assets.  Andrea S. Feingold and R. Ian O’Keeffe are the managing members of FOC Partners.  For more information on FOC Partners’ principal executive officers and directors, please see Schedule A.

Other Investment Companies Advised or Sub-Advised by FOC Partners.  FOC Partners does not currently act as an adviser or sub-adviser to any registered investment companies having similar investment objectives and policies to those of the Fund.

INFORMATION ABOUT PINE RIVER CAPITAL MANAGEMENT L.P.

Pine River is a registered investment adviser founded in 2002 and located at 601 Carlson Parkway, Suite 300, Minnetonka, Minnesota 55305.  Pine River provides investment solutions for hedge funds, separate accounts, registered investment companies and listed investment vehicles, and as of February 1, 2015, Pine River had total firm assets under management of approximately $15.5 billion.  For more information on Pine River’s principal executive officer and general partner, please see Schedule A.  Pine River’s general partner is Pine River Capital Management, LLC, whose manager is Brian C. Taylor.

Other Investment Companies Advised or Sub-Advised by Pine River.  Pine River currently acts as a sub-adviser to certain registered investment companies having similar investment objectives and policies to those of the Fund.  For more information on such other investment companies sub-advised by Pine River, please see Schedule B.

AFFILIATED BROKERAGE COMMISSIONS

For the fiscal year ended February 28, 2015, the Fund paid $1,472 (or 0.22% of the Fund’s aggregate brokerage commissions paid) in brokerage commissions to Natixis Securities Americas LLC.  Natixis Securities Americas LLC, is a US-registered broker-dealer and subsidiary of Natixis, a sub-adviser to the Fund.

ADDITIONAL INFORMATION ABOUT FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

NGAM Distribution, L.P. located at 399 Boylston Street, Boston, Massachusetts 02116, serves as distributor and principal underwriter for the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 North River Center Drive, Suite 302, Milwaukee, WI  53212, provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent semi-annual report is available on request, without charge, by writing to Aurora Horizons Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201 or calling (toll-free) 1-800-443-2862.

RECORD OF BENEFICIAL OWNERSHIP

Please see Schedule C for more information on the beneficial ownership of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of the Notice of Internet Availability of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc., is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions from one or more shareholders.  Shareholders sharing an address who are currently receiving a single copy of such documents and who wish to receive a separate copy of such documents may make such request by contacting the Fund in writing at Aurora Horizons Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or by calling 1-800-443-2862.  Such copies will be delivered promptly upon request.  Shareholders sharing an address who are currently receiving multiple copies of such documents and who wish to receive delivery of a single copy of such documents may make such request by contacting the Fund at the same address or telephone number.

Schedule A

Principal Officers and Directors of FOC Partners

Name and Address*	Title and Principal Occupation
Andrea S. Feingold, CFA	Co-Founder and Managing Partner
R. Ian O’Keeffe	Co-Founder and Managing Partner
Dorothy Held	Managing Director and Chief Compliance Officer
Scott M. Dorsi	Investment Principal
Jeff W. Crispen	Chief Financial Officer

* The principal mailing address of each individual is that of FOC Partners’ principal offices as stated above.

Principal Executive Officer and General Partner of Pine River

Name and Address*	Title and Principal Occupation
Brian C. Taylor	Chief Executive Officer
Pine River Capital Management LLC	General Partner of Pine River**

*	The principal mailing address of each Brian Taylor and Pine River Capital Management LLC is that of Pine River’s principal offices as stated above.
**	Brian Taylor is the President and Managing Member of Pine River Capital Management LLC.

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Schedule B

Other Funds Sub-Advised by Pine River

Fund Name	Net Assets	Sub-Advisory Fee*
Wells Fargo Advantage Alternative Strategies Fund	$147,352,577**	--
BMO Alternative Strategies Fund	$34,176,864***	--

*	The fund listed above has received a manager of managers order from the SEC, pursuant to which sub-advisory fees are not required to be disclosed.
**	Reflects net assets of entire fund as of April 30, 2015.
***	Reflects net assets of entire fund as of February 28, 2015.

B-1

Schedule C

Record of Beneficial Ownership

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.  For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed.  As of the Record Date, the following shareholders were considered to be either a control person or principal shareholder of the Fund:

Control Persons and Principal Shareholders of the Fund – Class A Shares
Name and Address	% Ownership	Type of Ownership	Parent Company	Jurisdiction
UBS WM USA Omni Account M/F 1000 Harbor Boulevard, 5th Floor Weehawken, NJ 07086-6761	53.31%	Record	UBS Americas Inc.	DE
National Financial Services LLC 200 Liberty Street One World Financial Center New York, NY 10281-1003	14.65%	Record	N/A	N/A
Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104-4151	13.87%	Record	N/A	N/A
Stifel Nicolaus & Co Inc. 501 North Broadway St Louis, MO 63102-2188	6.68%	Record	N/A	N/A

Control Persons and Principal Shareholders of the Fund – Class C Shares
Name and Address	% Ownership	Type of Ownership	Parent Company	Jurisdiction
UBS WM USA Omni Account M/F 1000 Harbor Boulevard, 5th Floor Weehawken, NJ 07086-6761	28.62%	Record	UBS Americas Inc.	DE
RBC Capital Markets LLC Omnibus 60 South Sixth Street Minneapolis, MN 55402-4413	26.40%	Record	RBC USA Holdco Corporation	DE
Pershing, LLC 1 Pershing Plaza Jersey City, NJ 07399-0001	19.55%	Record	N/A	N/A

C-1

Control Persons and Principal Shareholders of the Fund – Class C Shares
Name and Address	% Ownership	Type of Ownership	Parent Company	Jurisdiction
Stifel Nicolaus & Co Inc. 501 North Broadway St Louis, MO 63102-2188	12.81%	Record	N/A	N/A
Merrill Lynch Pierce, Fenner & Smith For the Benefit of Its Customers 4800 Deer Lake Drive East Jacksonville, FL 32246-6484	7.35%	Record	N/A	N/A

Control Persons and Principal Shareholders of the Fund – Class Y Shares
Name and Address	% Ownership	Type of Ownership	Parent Company	Jurisdiction
Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104-4151	56.92%	Record	The Charles Schwab Corporation	DE
National Financial Services LLC 200 Liberty Street One World Financial Center New York, NY 10281-1003	10.80%	Record	N/A	N/A
Pershing, LLC 1 Pershing Plaza Jersey City, NJ 07399-0001	8.67%	Record	N/A	N/A
UBS WM USA Omni Account M/F Attn. Department Manager 1000 Harbor Boulevard, 5th Floor Weehawken, NJ 07086-6761	8.34%	Beneficial	N/A	N/A

As of the date of this Information Statement, the Board members and officers of the Trust as a group did not own any outstanding shares of the Fund.

C-2